UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  January 28, 2009


                            MONARCH SERVICES, INC.
                            ----------------------
           (Exact name of registrant as specified in its charter)


      Maryland                          000-08512               52-1073628
      --------                          ---------               ----------
(State or other jurisdiction      (Commission file number)    (IRS Employer
of incorporation or organization)                          Identification No.)


                   4517 Harford Road, Baltimore, Maryland 21214
                   --------------------------------------------
                (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code:  (410) 254-9200
                                                          --------------

                                      N/A
                                      ---
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





                INFORMATION TO BE INCLUDED IN THE REPORT


Item 8.01.     Other Events.

      On January 7, 2009, two wholly-owned subsidiaries of Monarch Services, Inc. (the "Company"), Girl's Life Plantation Parcel, LLC ("GLPP") and Girl's Life Plantation Mansion, LLC ("GLPM"), and representatives from Baltimore County, Maryland ("Baltimore County") approved two contracts (the "Contracts") pursuant to which GLPP and GLPM would sell to Baltimore County certain real property and improvements thereon. Each of the Contracts provides that it is not enforceable unless and until it is approved by both the Baltimore County Executive (or his designee) and the Baltimore County Council. Each of the Contracts provides that its effective date (the "Effective Date") will be the date on which the last of these conditions is satisfied and the Contract is executed by Baltimore County. If these conditions are not satisfied by April 30, 2009, then the Contracts will become null and void.

      Under its Contract, GLLP would sell a parcel containing approximately
13 acres of land, plus the buildings and improvements thereon, for $624,000. Under its Contract, GLPM would sell two parcels containing an aggregate of approximately 2.911 acres of land, plus the buildings and improvements thereon, for $730,000. The Contracts contain customary terms and conditions, such as that the closings of the transactions are subject to the outcome of feasibility studies, and customary representations and warranties by the parties. Each of the Contracts provides that the closing of the transaction contemplated thereby must occur within 90 days following the Effective Date.

      The foregoing is only a summary of, and is qualified in its entirety by, the Contracts, which are attached hereto as Exhibit 99.1 and Exhibit 99.2 and incorporated herein by reference.

      The Company intends to call and hold a special meeting of stockholders for the purpose of asking stockholders to approve the Contracts and the transactions contemplated thereby. This report on Form 8-K is not a notice of the meeting or a solicitation of any vote or proxy. A notice of the meeting will be sent to stockholders once the Board has established a record date and a meeting date.

      The Company continues to pursue the sale of its remaining assets, the land and home properties adjoining the Peerce's Plantation property.

      If the Contracts are approved by stockholders in the manner required by law and the Company is able to consummate the transactions contemplated thereby and to sell its other assets, it intends to distribute its cash assets to stockholders after satisfying all outstanding indebtedness and complying with all corporate and regulatory requirements.

      It must be noted, however, that there can be no assurance that the Contracts will be approved and signed by Baltimore County or, even if they are, that the conditions to the sales contained in the Contracts will be satisfied. Accordingly, there can be no guaranty as to when, or if, GLPP and/or GLPM will consummate the sales contemplated by the Contracts. Additionally, there can be no assurance that the Company will be successful in selling its remaining assets.

      This report on Form 8-K contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but rather statements about management's beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as "anticipate", "estimate", "should", "expect", "believe", "intend", and similar expressions. Although these statements reflect management's good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements.
These risks and uncertainties include, but are not limited to, changes in general economic, market, or business conditions; changes in laws or regula-tions or policies of federal and state regulators and agencies; and other circumstances beyond the control of the Corporation. Consequently, all of the forward-looking statements made in this report are qualified by these cautio-nary statements, and there can be no assurance that the actual results anticipated will be realized, or if substantially realized, will have the expected consequences on the Company's business or operations.

Item 9.01.     Financial Statements and Exhibits.

     (d)     Exhibits.

      The exhibits filed with this report are listed on the Exhibit Index that immediately follows the signatures hereto, which index is incorporated herein by reference.

SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               MONARCH SERVICES, INC.


Dated:  January 28, 2009                       By:/s/ Jackson Y. Dott
                                               -------------------------
                                               Jackson Y. Dott
                                               President and CEO


EXHIBIT INDEX

Exhibit No.   Description

99.1 Contract of Sale between Girl's Life Plantation Parcel, LLC and Baltimore County, Maryland (filed herewith)

99.2 Contract of Sale between Girl's Life Plantation Mansion, LLC and Baltimore County, Maryland (filed herewith)